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                                                                    EXHIBIT 3.19

                                     FORM OF

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                              VOLUME SERVICES, INC.

                  Volume Services, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Kansas, DOES HEREBY
CERTIFY:

                  The name of the Corporation is Volume Services, Inc. The Corporation filed its original Articles of Incorporation with the Secretary of State of the State of Kansas on December 7, 1987.

                  These Restated Articles of Incorporation, which restate and further amend the Articles of Incorporation of the Corporation as heretofore amended and restated, have been duly adopted in accordance with Sections 17-6602 and 17-6605 of the Kansas Statutes Annotated ("K.S.A."). The Corporation has received payment for its stock.

                  The Articles of Incorporation of the Corporation, as heretofore amended and restated, is hereby further amended and restated to read in its entirety as follows:

                  FIRST: The name of the Corporation is Volume Services, Inc.

                  SECOND: The registered office and registered agent of the Corporation in the State of Kansas is The Corporation Company, Inc., 525 South Kansas Avenue, Topeka, KS 66603.

                  THIRD: The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the Kansas Statutes Annotated.

                  FOURTH: (1) The total number of shares stock which the Corporation shall have authority to issue is 100 shares of Common Stock, par value $0.01 per share ("Common Stock"). The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon.

         (2) (a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

         (b) Dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

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         (c)      Upon the dissolution, liquidation or winding up of the
Corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

                  FIFTH: The Board of Directors shall be authorized to make, amend, alter, change, add to or repeal the By-Laws of the Corporation without a stockholder vote in any manner not inconsistent with the laws of the State of Kansas or these Restated Articles of Incorporation, subject to the power of the stockholders entitled to vote to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors. Notwithstanding anything contained in these Restated Articles of Incorporation to the contrary, the affirmative vote of the holders of at least a majority in voting power of all the shares of the Corporation entitled to vote generally in the election of directors shall be required in order for the stockholders to amend, alter, change, add to or repeal the By-Laws of the Corporation.

                  SIXTH: (1) To the fullest extent permitted by the laws of the State of Kansas:

                  (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") other than an action by or in the right of the Corporation, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the K.S.A., as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in the By-Laws of the Corporation with respect to proceedings to enforce rights to indemnification and "advancement of expenses" (as defined below), the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                  (b) In addition to the right to indemnification conferred in this Article Sixth, Section (1), the Corporation shall pay an indemnitee the expenses (including attorneys' fees) actually and reasonably incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the K.S.A. requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) such indemnification shall be made only upon delivery to the Corporation of (i) a written affirmation by the director of the director's good faith belief that he or she has met the standard of conduct set forth in Sections 17-6305(a) and (b) of the K.S.A.; and (ii) a written undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee has not met the standard of conduct set

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forth in Sections 17-6305(a) and (b) of the K.S.A and is therefore not entitled to be indemnified for such expenses under this Article Sixth or otherwise.

                  (2) To the fullest extent permitted under the K.S.A. as amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith; (iii) which involve intentional misconduct or a knowing violation of law, (iv) under Section 17-6424 of the K.S.A. and any amendments thereto; or (v) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article Sixth, Section (2) shall be prospective only, and shall not adversely affect any elimination or limitation of the personal liability of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification. If the K.S.A. is amended after the effective date of this Restated Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the K.S.A., as so amended.

                  SEVENTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of at least one (1) director, the exact number of directors to be determined from time to time by resolution adopted by an affirmative vote of a majority of the Board of Directors. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any newly created directorship on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Directors may be removed with or without cause by the affirmative vote of at least a majority in voting power of all shares of the Corporation entitled to vote generally in the election of directors.

                  EIGHTH: Any action required or permitted to be taken by the holders of the Common Stock of the Corporation may be effected at a duly called annual or special meeting of such holders or by any consent in writing by such holders. Special meetings of stockholders of the Corporation may be called only by (i) the Chairman of the Board of Directors of the Corporation or by the Board of Directors pursuant to a resolution approved by the Board of Directors or (ii) the Board of Directors upon a request by the holders of at least 25% in voting power of all shares of the Corporation entitled to vote at such meeting. Meetings of stockholders may be held within or without the State of Kansas, as the By-Laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Kansas at such place or places as may be designated by the Board of Directors or in the By-Laws of the Corporation.

                  NINTH: The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.

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                  TENTH: Notwithstanding anything contained in these Restated
Articles of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds in voting power of all the shares of the Corporation entitled to vote shall be required to alter, amend or repeal Article Fifth, Article Sixth, Article Seventh, Article Eighth, Article Ninth or this Article Tenth or to adopt any provision inconsistent therewith.

                  ELEVENTH: The affirmative vote of two-thirds of: (1) all votes entitled to be cast; and (2) the members of the Board of Directors in office shall be required to approve any merger, any sale of all or substantially all of the assets of the Corporation, any liquidation of the Corporation or the filing by the Corporation of a voluntary petition in bankruptcy.

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                  IN WITNESS WHEREOF, VOLUME SERVICES, INC. has caused its
corporate seal to be hereunto affixed and this certificate to be signed by Kenneth R. Frick, its Vice President, on this ____ day of ____, 2003.

                                    VOLUME SERVICES, INC.

                                    By:_________________________________________
                                       Name:  Kenneth R. Frick
                                       Title: Vice President

ATTEST:

_____________________________________
Janet L. Steinmayer
Vice President, General Counsel and Secretary